Exhibit 10.1

BOQII HOLDING LIMITED

AMENDED AND RESTATED 2018 GLOBAL SHARE PLAN

(Adopted by the Company’s Board of Directors on September 1, 2020 and approved by the Company’s Members on September 1, 2020)

1.    Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to selected Employees, Directors, and Consultants and to promote the success of the Company’s business by offering these individuals an opportunity to acquire a proprietary interest in the success of the Company or to increase this interest, by issuing them Shares or by permitting them to purchase Shares. The Plan permits the grant of Options and Share Purchase Rights as the Administrator may determine.

2.    Definitions. For the purposes of this Plan, the following terms shall have the following meanings:

(a)    “Acquisition Date” means, with respect to Shares, the respective dates on which the Shares are sold or issued under the Plan pursuant to an Award.

(b)    “Administrator” means the Board or the Compensation Committee as shall be administering the Plan in accordance with Section 4 hereof.

(c)    “Applicable Law” means any applicable legal requirements relating to the administration of and the issuance of securities under equity securities-based compensation plans, including, without limitation, the requirements of U.S. state corporate laws, U.S. federal and state securities laws, U.S. federal law, the Code, the laws of the Cayman Islands, the laws of the People’s Republic of China (“PRC”), and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted and the applicable laws, rules and regulations of any other country or jurisdiction where Awards are granted under the Plan. For all purposes of this Plan, references to statutes shall be deemed to include any rules and regulations promulgated pursuant to authority set forth in such statutes and references to statutes and regulations shall be deemed to include any successor statutes or regulations, to the extent reasonably appropriate as determined by the Administrator.

(d)    “Award” means an Option or a Share Purchase Right.

(e)    “Award Agreement” means a written or electronic agreement between the Company and a Participant, the form(s) of which shall be approved from time to time by the Administrator, evidencing the terms and conditions of an individual Award granted under the Plan, and includes any documents attached to or incorporated into the Award Agreement. The Award Agreement is subject to the terms and conditions of the Plan.

(f)    “Board” means the Board of Directors of the Company.

(g)    “Change in Control” means the occurrence of any of the following events:

(i)    any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)    the consummation of the sale, lease, or disposition by the Company of all or substantially all of the Company’s assets; or

(iii)    the consummation of a scheme of arrangement, merger, reorganization, consolidation or other similar business combination involving the Company and any other corporation or corporations, other than a scheme of arrangement, merger, reorganization, consolidation or other similar business combination that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after the scheme of arrangement, merger, reorganization, consolidation or other similar business combination.

Anything in the foregoing to the contrary notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the legal jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, a sale by the Company of its securities in a transaction, the primary purpose of which is to raise capital for the Company’s operations and business activities including, without limitation, an initial public offering of Shares under the Securities Act or other Applicable Law, shall not constitute a Change in Control.

(h)    “Code” means the U.S. Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(i)     “Company” means Boqii Holding Limited, a company organized under the laws of the Cayman Islands, or any successor corporation thereto.

(j)    “Compensation Committee” means the compensation committee of the Board.

(k)    “Consultant” means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

(l)    “Date of Grant” means the date an Award is granted to a Participant in accordance with Section 14 hereof.

(m)    “Director” means a member of the Board.

(n)    “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(o)    “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary. Neither service as a Director nor payment of a director’s fee by the Company or any Parent or Subsidiary shall be sufficient to constitute “employment” by the Company or any Parent or Subsidiary.

(p)    “Exercise Price” means the amount, if any, for which one Share may be purchased upon exercise of an Option, as specified by the Administrator in the applicable Award Agreement in accordance with Section 6(d) hereof.

(q)    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(r)    “Exchange Program” means a program under which outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower Exercise Prices or Purchase Prices and different terms), Awards of a different type, and/or cash, and/or the Exercise Price or Purchase Price of an outstanding Award is reduced. The terms and conditions of any Exchange Program will be determined by the Administrator in its sole discretion.

(s)    “Fair Market Value” means, as of any date, the value of the Shares determined as follows:

(i)    if the Shares are listed on any established stock exchange or a national market system, including, without limitation, The New York Stock Exchange, The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, the Fair Market Value shall be the closing sales price for the Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)    if the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean of the high bid and low asked prices for the Shares on the day of determination, as reported in The Wall Street Journal or any other source as the Administrator deems reliable; or

(iii)    in the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Administrator in accordance with Applicable Law.

(t)    “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u)    “Member” means an owner of Shares.

(v)    “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(w)    “Option” means an option to purchase Shares that is granted pursuant to the Plan in accordance with Section 6 hereof. An Option that is not designated as a Reg S Option is, unless the Administrator provides otherwise, intended to comply with and qualify under Rule 701 promulgated under the Securities Act.

(x)    “Parent” means a “parent corporation” with respect to the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(y)    “Participant” means the holder of an outstanding Award granted under the Plan, or the holder of Shares issuable or issued pursuant to the exercise of an Award.

(z)    “Plan” means this Amended and Restated 2018 Global Share Plan, as amended from time to time.

(aa)    “Purchase Price” means the amount of consideration, if any, for which one Share may be acquired pursuant to a Share Purchase Right, as specified by the Administrator in the applicable Award Agreement in accordance with Section 7(d) hereof.

(bb)    “Reg S Option” means an Option that (i) is granted to a Service Provider who is not a U.S. Person, and (ii) is not intended to qualify under Rule 701 promulgated under the Securities Act.

(cc)    “Reg S Share Purchase Right” means a Share Purchase Right that (i) is granted to a Service Provider who is not a U.S. Person, and (ii) is not intended to qualify under Rule 701 promulgated under the Securities Act.

(dd)    “Restricted Shares” means Shares acquired pursuant to a Share Purchase Right or Shares subject to a Company repurchase or redemption right or forfeiture provision that are issued pursuant to an Option.

(ee)    “Securities Act” means the U.S. Securities Act of 1933, as amended.

(ff)    “Service Provider” means an Employee, Director, or Consultant.

(gg)    “Share” means an Ordinary Share of the Company, as adjusted in accordance with Section 12 hereof.

(hh)    “Shareholders Agreement” means any agreement between a Participant and the Company or Members of the Company or both.

(ii)    “Share Purchase Right” means a right to purchase Restricted Shares pursuant to Section 7 hereof. A Share Purchase Right that is not designated as a Reg S Share Purchase Right is, unless the Administrator provides otherwise, intended to comply with and qualify under Rule 701 promulgated under the Securities Act.

(jj)    “Subsidiary” means a “subsidiary corporation” with respect to the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(kk)    “Ten Percent Owner” means a Service Provider who owns more than 10% of the total combined voting power of all classes of outstanding securities of the Company or any Parent or Subsidiary. In determining ownership of securities, the attribution rules of Section 424(d) of the Code shall apply.

(ll)    “U.S.” or “United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

(mm)    “U.S. Person” has the meaning accorded to it in Rule 902(k) of the Securities Act, and currently includes:

(i)    any natural person resident in the United States;

(ii)    any partnership or corporation organized or incorporated under the laws of the United States;

(iii)    any estate of which any executor or administrator is a U.S. Person;

(iv)    any trust of which any trustee is a U.S. Person;

(v)    any agency or branch of a foreign entity located in the United States;

(vi)    any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

(vii)    any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(viii)    any partnership or corporation if:

(A)    organized or incorporated under the laws of any foreign jurisdiction; and

(B)    formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) promulgated under the Securities Act) who are not natural persons, estates or trusts.

3.    Shares Subject to the Plan.

(a)    Basic Limitation. Subject to the provisions of Section 12 hereof, the maximum aggregate number of Shares that may be issued under the Plan shall not exceed 8,987,836 Shares. The Shares may be authorized but unissued or reacquired Shares. The number of Shares that are subject to Awards outstanding under the Plan at any time shall not exceed the aggregate number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all time reserve and keep available sufficient Shares to satisfy the requirements of outstanding Awards granted under the Plan.

(b)    Additional Shares. If an Award expires, becomes unexercisable, or is cancelled, forfeited, or otherwise terminated without having been exercised or settled in full, as the case may be, or is surrendered pursuant to an Exchange Program, the Shares allocable to the unexercised portion of the Award shall again become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan, upon exercise of an Option or delivery under a Share Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that in the event that Shares issued under the Plan are reacquired by the Company prior to the vesting of such Shares for a price not greater than the original purchase or issue price of such Shares pursuant to any forfeiture provision, right of repurchase or redemption, or are retained by the Company upon the exercise of or purchase of Shares under an Award in order to satisfy the Exercise Price or Purchase Price for the Award or any tax withholding due with respect to the exercise or purchase, such Shares shall again become available for future grant under the Plan. Notwithstanding the foregoing and, subject to adjustment provided in Section 12, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(b).

4.    Administration of the Plan.

(a)    Administrator. The Plan shall be administered by the Board or the Compensation Committee.

(b)    Powers of the Administrator. Subject to the provisions of the Plan, the Administrator shall have the authority in its discretion:

(i)    to determine the Fair Market Value;

(ii)    to select the Service Providers to whom Awards may from time to time be granted hereunder;

(iii)    to determine the number of Shares to be covered by each Award granted hereunder;

(iv)    to approve the form(s) of agreement for use under the Plan;

(v)    to determine the terms and conditions of any Award granted hereunder including, but not limited to, the Exercise Price, the Purchase Price, the time or times when Options may be exercised (which may be based on performance criteria), the time or times when repurchase or redemption rights shall lapse, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)    to institute an Exchange Program;

(vii)    to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable laws of jurisdictions other than the United States;

(viii)    to modify or amend each Award (subject to Section 17 hereof), including, without limitation, the discretionary authority to extend the post-termination exercisability of an Option longer than is otherwise provided for in an Award Agreement or accelerate the vesting or exercisability of an Option or lapsing of a repurchase or redemption right or forfeiture provision to which Restricted Shares may be subject;

(ix)    to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(x)    to implement any procedures, steps, additional or different requirements as may be necessary to comply with any laws of the PRC that may be applicable to this Plan, any Award or any related documents, including but not limited to foreign exchange laws, tax laws and securities laws of the PRC; and

(xi)    to make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan.

(c)    Delegation of Authority to Officers. Subject to Applicable Law, the Administrator may delegate limited authority to specified officers of the Company to execute on behalf of the Company any instrument required to effect an Award previously granted by the Administrator.

(d)    Effect of Administrator’s Decision. All decisions, determinations, and interpretations of the Administrator shall be final and binding on all Participants.

5.    Eligibility.

(a)    General Rule. Only Service Providers that are not U.S. Persons, or trusts established in connection with any employee benefit plan of the Company (including the Plan) for the benefit of such a Service Provider, shall be eligible for the grant of Reg S Options and Reg S Share Purchase Rights. Nonstatutory Stock Options that are not designated as Reg S Options and Share Purchase Rights that are not designated as Reg S Share Purchase Rights may be granted to Service Providers only. Incentive Stock Options may be granted to Employees only. Any awards granted to Consultants that are intended to comply with and qualify under Rule 701 promulgated under the Securities Act may only be granted to natural persons who meet the requirements set forth under Rule 701(c)(1)(ii) and (iii) of the Securities Act.

(b)    Members with Ten-Percent Holdings. A Ten Percent Owner shall not be eligible for the grant of an Incentive Stock Option unless (i) the Exercise Price is at least 110% of the Fair Market Value on the Date of Grant, and (ii) the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the Date of Grant.

(c)    Service Providers Located in California. Notwithstanding any contrary provision of the Plan, a Service Provider located in California is eligible to receive only Awards that comply with the California Award Terms and Conditions attached hereto as Exhibit A.

6.    Terms and Conditions of Options.

(a)    Award Agreement. Each grant of an Option under the Plan shall be evidenced by an Award Agreement between the Participant and the Company. Each Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Administrator deems appropriate for inclusion in an Award Agreement. The provisions of the various Award Agreements entered into under the Plan need not be identical.

(b)    Type of Option. Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding a designation of an Option as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds US$100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Date of Grant. Each Option also may be designated as a Reg S Option or as an Option other than a Reg S Option.

(c)    Number of Shares. Each Award Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 12 hereof.

(d)    Exercise Price. Each Award Agreement shall specify the Exercise Price. The Exercise Price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value on the Date of Grant, and a higher percentage may be required by Section 5(b) hereof. Subject to the preceding sentence, the Exercise Price of any Option shall be determined by the Administrator in its sole discretion. The Exercise Price shall be payable in accordance with Section 9 hereof and the applicable Award Agreement. Notwithstanding anything to the contrary in the foregoing or in Section 5(b), in the event of a transaction described in Section 424(a) of the Code, then, consistent with Section 424(a) of the Code, Incentive Stock Options may be issued at an Exercise Price other than as required by the foregoing provisions of this Section 6(d) and Section 5(b).

(e)    Term of Option. The Award Agreement shall specify the term of the Option; provided, however, that the term shall not exceed ten (10) years from the Date of Grant, and a shorter term may be required by Section 5(b) hereof. Subject to the preceding sentence, the Administrator in its sole discretion shall determine when an Option is to expire.

(f)    Exercisability. Each Award Agreement shall specify the date when all or any installment of the Option is to become exercisable. The exercisability provisions of any Award Agreement shall be determined by the Administrator in its sole discretion.

(g)    Exercise Procedure. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as may be determined by the Administrator and as set forth in the Award Agreement; provided, however, that an Option shall not be exercised for a fraction of a Share.

(i)    Subject to subsection (iv) below, an Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, (B) full payment for the Shares with respect to which the Option is exercised, together with any applicable tax withholding, and (C) all representations, indemnifications, and documents requested by the Administrator, including, without limitation, any Shareholders Agreement. Full payment may consist of any consideration and method of payment authorized by the Administrator in accordance with Section 9 hereof and permitted by the Award Agreement.

(ii)    Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her immediate family members, wholly-owned entities and/or trusts. Subject to the provisions of Sections 8, 9, 15, and 16, the Company shall issue (or cause to be issued) certificates evidencing the issued Shares promptly after the Option is exercised. Notwithstanding the foregoing, the Administrator in its discretion may require the Company to retain possession of any certificate evidencing Shares acquired upon the exercise of an Option if those Shares remain subject to forfeiture, repurchase or redemption under the provisions of the Award Agreement, any Shareholders Agreement, or any other agreement between the Company and the Participant, or if those Shares are collateral for a loan or obligation due to the Company.

(iii)    Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan (in accordance with Section 3(b)) and for sale under the Option, by the number of Shares as to which the Option is exercised.

(iv)    The Administrator may take all actions necessary to alter the method of Option exercise and the exchange and transmittal of proceeds with respect to Participants resident in the PRC not having permanent residence in a country other than the PRC in order to comply with applicable PRC foreign exchange and tax regulations and any other applicable PRC laws and regulations.

(h)    Termination of Service (other than by death).

(i)    If a Participant ceases to be a Service Provider for any reason other than because of death, then the Participant’s Options shall expire on the earliest of the following occasions:

(A)    The expiration date determined by Section 6(e) hereof;

(B)    The last day of the three-month period following the termination of the Participant’s relationship as a Service Provider for any reason other than Disability, or such other date as the Administrator may determine and specify in the Award Agreement, provided that no Option that is exercised after the expiration of the three-month period immediately following the termination of the Participant’s relationship as an Employee shall be treated as an Incentive Stock Option; or

(C)    The last day of the twelve-month period following the termination of the Participant’s relationship as a Service Provider by reason of Disability, or such other date as the Administrator may determine and specify in the Award Agreement; provided that no Option that is exercised after the expiration of the twelve-month period immediately following the termination of the Participant’s relationship as an Employee shall be treated as an Incentive Stock Option.

(ii)    Following the termination of the Participant’s relationship as a Service Provider, the Participant may exercise all or part of the Participant’s Option at any time before the expiration of the Option as set forth in Section 6(h)(i) hereof, but only to the extent that the Option was vested and exercisable as of the date of termination of the Participant’s relationship as a Service Provider (or became vested and exercisable as a result of the termination). Unless the Administrator provides otherwise in an Award Agreement, the balance of the Shares subject to the Option shall be forfeited on the date of termination of the Participant’s relationship as a Service Provider. In the event that the Participant dies after the termination of the Participant’s relationship as a Service Provider but before the expiration of the Participant’s Option as set forth in Section 6(h)(i) hereof, all or part of the Option may be exercised (prior to expiration) by the executors or administrators of the Participant’s estate or by any person who has acquired the Option directly from the Participant by beneficiary designation, bequest, or inheritance, but only to the extent that the Option was vested and exercisable as of the termination date of the Participant’s relationship as a Service Provider (or became vested and exercisable as a result of the termination). Any Shares subject to the portion of the Option that are vested as of the termination date of the Participant’s relationship as a Service Provider but that are not purchased prior to the expiration of the Option pursuant to this Section 6(h) shall be forfeited immediately following the Option’s expiration.

(i)    Death of Participant.

(i)    If a Participant dies while a Service Provider, then the Participant’s Option shall expire on the earlier of the following dates:

(A)    The expiration date determined by Section 6(e) hereof;

(B)    The last day of the twelve-month period immediately following the Participant’s death, or such other date as the Administrator may determine and specify in the Award Agreement.

(ii)    All or part of the Participant’s Option may be exercised at any time before the expiration of the Option as set forth in Section 6(i)(i) hereof by the executors or administrators of the Participant’s estate or by any person who has acquired the Option directly from the Participant by beneficiary designation, bequest, or inheritance, but only to the extent that the Option was vested and exercisable as of the date of the Participant’s death or had become vested and exercisable as a result of the death. The balance of the Shares subject to the Option shall be forfeited upon the Participant’s death. Any Shares subject to the portion of the Option that are vested as of the Participant’s death but that are not purchased prior to the expiration of the Option pursuant to this Section 6(i) shall be forfeited immediately following the Option’s expiration.

(j)    Restrictions on Transfer of Shares. Shares issued upon exercise of an Option shall be subject to such forfeiture conditions, rights of repurchase or redemption, rights of first refusal, and other transfer restrictions as the Administrator may determine. The restrictions described in the preceding sentence shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

7.    Terms and Conditions of Share Purchase Rights.

(a)    Award Agreement. Each Share Purchase Right under the Plan shall be evidenced by an Award Agreement between the Participant and the Company. Each Share Purchase Right shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Administrator deems appropriate for inclusion in an Award Agreement. The provisions of the various Award Agreements entered into under the Plan need not be identical.

(b)    Type of Share Purchase Right. Each Share Purchase Right may be designated as a Reg S Share Purchase Right or as a Share Purchase Right other than a Reg S Share Purchase Right. If the Award Agreement does not specify the type of Share Purchase Right, the Share Purchase Right will not be treated as a Reg S Share Purchase Right.

(c)    Duration of Offers and Nontransferability of Share Purchase Rights. Any Share Purchase Rights granted under the Plan shall automatically expire if not exercised by the Participant within 30 days (or such longer time as is specified in the Award Agreement) after the Date of Grant. Share Purchase Rights shall not be transferable and shall be exercisable only by the Participant to whom the Share Purchase Right was granted.

(d)    Purchase Price. The Purchase Price shall be determined by the Administrator in its sole discretion. The Purchase Price shall be payable in a form described in Section 9 hereof.

(e)    Restrictions on Transfer of Shares. Any Shares awarded or sold pursuant to Share Purchase Rights shall be subject to such forfeiture conditions, rights of repurchase or redemption, rights of first refusal, and other transfer restrictions as the Administrator may determine. The restrictions described in the preceding sentence shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

8.    Tax Withholding. As a condition to the exercise of an Option or purchase of Restricted Shares, the Participant (or in the case of the Participant’s death or in the event of a permissible transfer of Awards hereunder, the person exercising the Option or purchasing Restricted Shares) shall make such arrangements as the Administrator may require for the satisfaction of any applicable tax withholding arising in connection with the exercise of an Option, purchase of Restricted Shares or disposition of Awards under Applicable Laws. The Participant (or in the case of the Participant’s death or in the event of a permissible transfer of Awards hereunder, the person exercising the Option or purchasing Restricted Shares) also shall make such arrangements as the Administrator may require for the satisfaction of any applicable U.S. federal, state, local, or non-U.S. tax withholding obligations, including those under the laws of the People’s Republic of China, that may arise in connection with the disposition of Shares acquired by exercising an Option or purchasing Restricted Shares. The Company shall not be required to issue any Shares under the Plan until the foregoing obligations are satisfied. Without limiting the generality of the foregoing, upon the exercise of the Option or delivery of Restricted Shares, the Company, or a Parent or Subsidiary, as required by Applicable Law, shall have the right to withhold taxes from any compensation or other amounts that the Company or such Parent or Subsidiary, as applicable, may owe to the Participant, or to require the Participant to pay to the Company or such Parent or Subsidiary, as applicable, the amount of any taxes that the Company or such Parent or Subsidiary may be required to withhold with respect to the Shares issued to the Participant or the disposition of Awards or Shares. Without limiting the generality of the foregoing, the Administrator in its discretion may authorize the Participant to satisfy all or part of any tax withholding liability by (i) having the Company, or the applicable Parent or Subsidiary, withhold from the Shares that would otherwise be issued upon the exercise of an Option, purchase of Restricted Shares or the disposition of Awards or Shares that number of Shares having a Fair Market Value, as of the date the withholding tax liability arises, equal to the portion of the Company’s tax withholding liability to be so satisfied or (ii) by delivering to the Company previously owned and unencumbered Shares having a Fair Market Value, as of the date the tax withholding liability arises, equal to the amount of the Company’s tax withholding liability to be so satisfied.

9.    Payment for Shares. The consideration to be paid for the Shares to be issued under the Plan, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined on the Date of Grant), subject to the provisions in this Section 9 and Applicable Law.

(a)    General Rule. The entire Exercise Price or Purchase Price (as the case may be) for Shares issued under the Plan shall be payable in cash or cash equivalents at the time when the Shares are purchased, except as otherwise provided in this Section 9 or Applicable Law.

(b)    Surrender of Shares. To the extent that an Award Agreement so provides, all or any part of the Exercise Price or Purchase Price (as the case may be) may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Participant. These Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date the Option is exercised or Restricted Shares are purchased. The Participant shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price or Purchase Price (as the case may be) if this action would subject the Company to adverse accounting consequences, as determined by the Administrator.

(c)    Services Rendered. At the discretion of the Administrator and to the extent so provided in the agreements evidencing Awards of Shares under the Plan, Shares may be awarded under the Plan in consideration of services rendered to the Company or any Parent or Subsidiary prior to the Award to the extent permitted by Applicable Law.

(d)    Promissory Note. At the discretion of the Administrator and to the extent an Award Agreement so provides, all or a portion of the Exercise Price or Purchase Price (as the case may be) may be paid with a promissory note in favor of the Company. The Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing provisions of this Section 9(d), the Administrator (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any), and other provisions of the promissory note.

(e)    Exercise/Sale. At the discretion of the Administrator and to the extent an Award Agreement so provides, and if the Shares are publicly traded, payment may be made all or in part by the delivery (on a form and in a manner prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any tax withholding.

(f)    Exercise/Pledge. At the discretion of the Administrator and to the extent an Award Agreement so provides, and if the Shares are publicly traded, payment may be made all or in part by the delivery (on a form and in a manner prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any tax withholding.

(g)    Other Forms of Consideration. At the discretion of the Administrator and to the extent an Award Agreement so provides, all or a portion of the Exercise Price or Purchase Price may be paid by any other form of consideration and method of payment to the extent permitted by Applicable Law.

10.    Nontransferability of Awards. Unless otherwise determined by the Administrator and so provided in the applicable Award Agreement (or be amended to provide), no Award shall be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner (whether by operation of law or otherwise) other than by will or applicable laws of descent and distribution or (except in the case of an Incentive Stock Option) pursuant to a domestic relations order, and shall not be subject to execution, attachment, or similar process, and each Award may be exercised, during the lifetime of the Participant only by the Participant. In the event the Administrator in its sole discretion makes a Nonstatutory Stock Option or Share Purchase Right transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate. Upon any attempt to pledge, assign, hypothecate, transfer, or otherwise dispose of any Award or of any right or privilege conferred by this Plan contrary to the provisions hereof, or upon the sale, levy or attachment or similar process upon the rights and privileges conferred by this Plan, such Award shall thereupon terminate and become null and void.

11.    Rights as a Member. Until the Shares actually are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a Member shall exist with respect to the Shares, notwithstanding the exercise of the Award. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

12.    Adjustment of Shares.

(a)    Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, may (in its sole discretion) adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award.

(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)    Change in Control. In the event that the Company is a party to a Change in Control (whether structured as a merger, share purchase, scheme of arrangement or other similar transaction), outstanding Awards and Shares acquired under the Plan shall be subject to the definitive agreement covering such Change in Control, which need not treat all outstanding Awards in an identical manner. Such agreement, without the Participants’ consent, may dispose of Awards that are not exercisable as of the effective date of such Change in Control in any manner permitted by applicable law, including (without limitation) the cancellation of such Awards without the payment of any consideration. Such agreement, without the Participants’ consent, shall provide for one or more of the following with respect to Awards that are exercisable as of the effective date of such Change in Control:

(i)    The continuation of such Awards by the Company (if the Company is the surviving corporation).

(ii)    The assumption of such Awards by the surviving corporation or its parent in a manner that complies with Section 424(a) of the Code (whether or not such Options are Incentive Stock Options).

(iii)    The substitution by the surviving corporation or its parent of new Options and/or new Share Purchase Right for such Awards in a manner that complies with Section 424(a) of the Code (whether or not such Options are Incentive Stock Options).

(iv)    The cancellation of such Awards and a payment to the Participants equal to the excess of (A) the Fair Market Value of the Shares subject to such Awards as of the effective date of such Change in Control over (B) their Exercise Price or Purchase Price. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount.

(v)    The cancellation of such Awards. Any exercise of such Awards prior to the closing date of such Change in Control may be contingent on the closing of such Change in Control.

(d)    Reservation of Rights. Except as provided in this Section 12 and in the applicable Award Agreement, a Participant shall have no rights by reason of (i) any subdivision or consolidation of Shares or other securities of any class, (ii) the payment of any dividend, or (iii) any other increase or decrease in the number of Shares or other securities of any class. Any issuance by the Company of equity securities of any class, or securities convertible into equity securities of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price or Purchase Price of Shares subject to an Award. The grant of an Option or Share Purchase Right shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

13.    Leaves of Absence.

(a)    Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence, or any paid leave of absence if such leave exceeds three (3) months, continuously or accumulatively, within any twelve months’ period prior to the vesting of Awards.

(b)    A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company, its Parent or any Subsidiary or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.

(c)    For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14.    Date of Grant. The Date of Grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination to grant the Award, or such other later date as is determined by the Administrator; provided, however, that the Date of Grant of an Incentive Stock Option shall be no earlier than the date on which the individual becomes an Employee.

15.    Securities Law Requirements.

(a)    Legal Compliance. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure to deliver any Shares under the Plan unless the issuance and delivery of Shares comply with (or are exempt from) all Applicable Law, including, without limitation, the Securities Act, U.S. state securities laws and regulations, the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded, and any PRC foreign exchange laws and regulations, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)    Investment Representations. Shares delivered under the Plan shall be subject to transfer restrictions, and the person acquiring the Shares shall, as a condition to the exercise of an Option or the purchase of Restricted Shares if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with Applicable Law, including, without limitation, the representation and warranty at the time of acquisition of Shares that the Shares are being acquired only for investment purposes and without any present intention to sell, transfer, or distribute the Shares.

(c)    Regulation S Transfer Restrictions. Any Shares issued pursuant to a Reg S Share Purchase Right or the exercise of a Reg S Option shall not be offered or sold to a U.S. Person or for the account or benefit of a U.S. Person prior to the first anniversary of the Acquisition Date. Any Shares issued pursuant to a Reg S Share Purchase Right or the exercise of a Reg S Option prior to the first anniversary of the Acquisition Date may be offered or sold only if permitted by the Administrator in accordance with the following conditions: (i) the purchaser of Shares issued pursuant to a Reg S Share Purchase Right or the exercise of a Reg S Option certifies that it is not a U.S. Person and is not acquiring the Shares for the account or benefit of any U.S. Person or is a U.S. Person who is purchasing the Shares in a transaction that does not require registration under the Securities Act; (ii) the purchaser of the Shares issued pursuant to a Reg S Share Purchase Right or the exercise of a Reg S Option agrees to resell such Shares only in accordance with the provisions of Regulation S promulgated under the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such Shares unless in compliance with the Securities Act; and (iii) the certificate evidencing the Shares shall contain restrictive legends to a similar effect as set forth in (ii). The restrictions described in this Section 15(c) shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

16.    Inability to Obtain Authority. The inability of the Company, a Parent or a Subsidiary to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. In addition, the Company may modify the manner of exercise of the Options granted to the Participant if such Participant is, at the time of grant or exercise, resident or primarily employed outside of the United States in any manner deemed by the Company to be necessary or appropriate in order that such Option grant shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed. No Shares shall be issued pursuant to the exercise of an Option unless and until the issuance and exercise, including the form of consideration used to pay the exercise price, comply with the laws, regulations and customs of the country in which the Participant is then resident or primarily employed. When any Share becomes issuable upon the exercise of any Option, the Company may, in its sole discretion if it deems necessary and desirable in good faith, delay the actual delivery of the Shares or make other flexible arrangements with respect to such Shares, including without limitation depositing the Shares into an escrow maintained by the Company for similarly situated Participants.

17.    Duration and Amendment.

(a)    Term of Plan. The Plan shall become effective upon its adoption by the Board. Unless sooner terminated under Section 17(b) hereof, the Plan shall continue in effect for a term of ten (10) years.

(b)    Amendment and Termination. The Administrator may at any time amend, alter, suspend, or terminate the Plan.

(c)    Approval by Members. The Administrator shall obtain approval of the Members of any Plan amendment to the extent necessary or desirable to comply with Applicable Law.

(d)    Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan shall materially and adversely impair the rights of any Participant with respect to an outstanding Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Award granted prior to the termination of the Plan.

18.    Legending Share Certificates. In order to enforce any restrictions imposed upon Shares issued upon the exercise of Options or the acquisition of Restricted Shares, including, without limitations, the restrictions described in Sections 6(j), 7(e), and 15(c) hereof, the Administrator may cause a legend or legends to be placed on any share certificates representing the Shares, which legend or legends shall make appropriate reference to the restrictions, including, without limitation, a restriction against sale of the Shares for any period as may be required by Applicable Law.

19.    No Retention Rights. Neither the Plan nor any Award shall confer upon any Participant any right to continue his or her relationship as a Service Provider with the Company for any period of specific duration or interfere in any way with his or her right or the right of the Company (or any Parent or Subsidiary employing or retaining the Participant), which rights are hereby expressly reserved by each, to terminate this relationship at any time, with or without cause, and with or without notice.

20.    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Parent or Subsidiary and a Participant or any other person. To the extent that any Participant acquires a right to receive payments from the Company or any Parent or Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company, a Parent, or any Subsidiary.

21.    No Rights to Awards. No Participant, eligible Service Provider, or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Service Providers, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

EXHIBIT A

CALIFORNIA AWARD TERMS AND CONDITIONS

This Exhibit A to the Boqii Holding Limited Amended and Restated 2018 Global Share Plan will apply only to Participants who are residents of the State of California and who are receiving an Award under the Plan. Capitalized terms contained herein will have the same meanings given to them in the Plan, unless otherwise provided by this Exhibit A. Notwithstanding any provisions contained in the Plan to the contrary and to the extent required by Applicable Laws, the following terms will apply to all Awards granted to residents of the State of California, until such time as the Administrator amends this Exhibit A or the Administrator otherwise provides. This Exhibit A will be deemed to be part of the Plan and the Administrator will have the authority to amend this Exhibit A in accordance with Section 17 of the Plan.

1.    Exercise Price. Subject to the terms of the Plan, the exercise price of each Option and the purchase price of each Restricted Share shall be determined by the Administrator. Notwithstanding the foregoing, the exercise price of a Nonstatutory Stock Option shall not be less than (i) 110% of Fair Market Value on the Date of Grant if granted to a Ten Percent Owner, or (ii) 85% of Fair Market Value on the Date of Grant if granted to a Service Provider who is not a Ten Percent Owner. In addition, the purchase price of a Restricted Share shall not be less than (i) 100% of Fair Market Value on the Date of Grant if granted to a Ten Percent Owner, or (ii) 85% of Fair Market Value on the Date of Grant if granted to a Service Provider who is not a Ten Percent Owner.

2.    Option Exercisability. In the case of an Option granted to a Service Provider who is not an officer of the Company, a Director, or a Consultant, the Option shall become exercisable at a rate no slower than as to 20% of the Shares subject to the Option per year over five years from the Date of Grant.

3.    Termination of Service.

(a)    If a Participant ceases to be a Service Provider, such Participant may exercise his or her Option within three (3) months of termination, or such longer period of time as specified in the Award Agreement, to the extent that the Option is vested on the date of termination (but in no event later than the expiration date determined by Section 6(e) of the Plan).

(b)    If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within twelve (12) months of termination, or such longer period of time as specified in the Award Agreement, to the extent the Option is vested on the date of termination (but in no event later than the expiration date determined by Section 6(e) of the Plan).

(c)    If a Participant dies while a Service Provider, the Option may be exercised within twelve (12) months following Participant’s death, or such longer period of time as specified in the Award Agreement, to the extent that the Option is vested on the date of death (but in no event later than the expiration date determined by Section 6(e) of the Plan), as set forth in Section 6(i)(ii) of the Plan.

4.    Transferability. Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Participant, only by the Participant. If the Administrator in its sole discretion makes an Award transferable, such Award may only be transferred (i) by will, (ii) by the laws of descent and distribution, or (iii) to family members (within the meaning of Rule 701 of the Securities Act) through gifts or domestic relations orders, as permitted by Rule 701 of the Securities Act.

5.    Financial Reports. The Company will provide to each Participant and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Participant has one or more Awards outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of annual financial statements. The Company will not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

6.    Right of Repurchase. In the case of a Participant who is not an officer of the Company, a Director, or a Consultant, any Company right of repurchase or right to redeem Shares issued pursuant to an Option or Restricted Shares at the original Exercise Price or Purchase Price upon termination of the Participant’s status as a Service Provider shall lapse at a rate no slower than as to 20% of the Shares or Restricted Shares per year over five years from the Date of Grant. Any such repurchase or redemption right may be exercised only within 90 days following the termination of the Participant’s status as a Service Provider (or, in the case of Shares issued upon exercise of an Option after the termination, within 90 days following the date of exercise) for cash or cancellation of indebtedness incurred purchasing the Shares.

7.    Voting Rights. Notwithstanding any provision of the Plan to the contrary (including, without limitation, the requirement that a Participant execute a Shareholders Agreement), Shares issued pursuant to an Award shall carry voting rights no less favorable than any other issued and outstanding Share.

8.    Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, may (in its sole discretion) adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award; provided, however, that the Administrator will make such adjustments to the extent required by Section 25102(o) of the California Corporations Code.